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                                                                   EXHIBIT 10.12
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                                   AGREEMENT

            This Agreement is made the 21st day of October, 1994, by and between Moyer Packing Company, a Pennsylvania corporation ("MOPAC"), and BIOPURE CORPORATION, a Delaware corporation ("Biopure").

                                    RECITALS

            Biopure is in the business of developing oxygen carrying substances derived from bovine hemoglobin for in vivo use in humans and animals. Such substances, as currently being tested and as may hereafter be approved for commercial sale, together with modifications and improvements, are hereinafter referred to as "Product." MOPAC is in the business, among other things, of beef packing. MOPAC and Biopure have previously cooperated in the procurement for Biopure's use of a source of supply of bovine hemoglobin, i.e., blood (the "Material") for the Product.

            The parties wish to enter into arrangements on the terms and subject to the conditions set forth in this Agreement to provide

      o A spur facility at which Material can be obtained from U.S. Department of Agriculture ("USDA") passed and approved cattle; and

      o A separation facility wherein Biopure can carry out the initial (separation) steps in the manufacture of Product from Material supplied by MOPAC; and
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      o     Introducing Biopure to MOPAC's herd sources, so that Biopure may endeavor to directly contract with such sources for Material; and

      o     At the option of MOPAC, an investment by MOPAC in Biopure.

            NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, MOPAC and Biopure agree as follows:

                                     ARTICLE I

                                 SUPPLY OF MATERIAL

            I.1 Requirements Supply. MOPAC agrees to use its best efforts to supply to Biopure and Biopure agrees to purchase from MOPAC all of Biopure's requirements for Material at the "Separation Facility," as defined in Section II.1, on the terms and subject to the conditions hereinafter set forth.

            I.2 Sources. MOPAC owns and operates a slaughterhouse located at Souderton, Pennsylvania (the "MOPAC Plant"). All Material purchased and sold hereunder shall be sourced from the MOPAC Plant, as follows:

            (a) Beginning promptly following the execution and delivery of this Agreement, MOPAC shall build at MOPAC's expense a segregated "spur" area (the "Spur Facility") from which all Material purchased and sold hereby will be sourced. The Spur Facility shall be a segregated portion of the MOPAC Plant off the main kill line in which cattle supplied by Producers (as hereinafter defined) participating in the Program (as hereinafter de-


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fined) are set aside from other cattle to be processed in the MOPAC Plant.
Biopure's operations at the Spur Facility will not interfere with the operations of MOPAC within the remainder of the MOPAC Plant. The Spur Facility will be in accordance with the plans and specifications attached hereto as Exhibit I.2. Biopure shall provide all technical support to assure the compliance of the Spur Facility with such plans and specifications and with applicable laws, rules, regulations or other governmental requirements ("Requirements of Law"). The parties agree that MOPAC's total expenditures for materials and services of third parties for the Spur Facility shall not exceed $250,000; Biopure shall promptly pay or reimburse MOPAC for the payment of any excess over $250,000. It is understood that MOPAC shall not include in establishing MOPAC's cost, for purposes of this maximum and for the "Asset Agreement," as defined in Article IV, any costs for MOPAC's personnel (other than design, engineering and maintenance personnel) or any allocation of other MOPAC operating, selling, general or administrative or other costs or expenses.

            (b) MOPAC shall use its best efforts to maintain in effect, during the term of this Agreement, arrangements with cattle producers ("Producers") who will participate in Biopure's herd management program (Program). For purposes of the previous sentence, MOPAC's best efforts shall consist of MOPAC seeking out Producers who will negotiate with Biopure for participation in the Program; and introducing Biopure to such Producers; but MOPAC shall have no further obligations with respect thereto. MOPAC


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shall have no obligation whatsoever with regard to feeding, inoculating or otherwise caring for the cattle in the Program, attending to the condition of such cattle or maintaining any medical records or feeding records with respect to such cattle; and Biopure shall contract directly with, and pay all compensation to, such Producers with respect to participation in the Program. MOPAC will assist Biopure's personnel in maintaining segregation of cattle received from Producers, identified as acceptable by Biopure, within the MOPAC Plant so that Materials will be derived only from cattle processed in the Spur Facility; and Biopure shall maintain sufficient personnel at the MOPAC Plant to so identify and segregate such cattle. Such personnel shall be employees or contractors of Biopure.

            I.3 Quantities; Price.

            (a) Biopure shall pay for the Materials the prices set forth in
Exhibit I.3 hereto within 14 days of receipt of any invoice. All payments owed by Biopure to Producers shall be made directly by Biopure to such Producers; and MOPAC shall have no liability or responsibility with respect thereto or obligation therefor or under the agreements between Biopure and such Producers, in general.

            (b) Biopure will provide annual estimates in advance for its Material needs for each 12-month period this Agreement is in effect and revise the annual estimates approximately quarterly for the unexpired portion of the year. The beginning of "Year 1" as shown on Exhibit I.3 will be January 1, 1995. Biopure shall not be obligated to purchase any minimum quantity of Material,


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except as set forth on Exhibit I.3 (for years 1 through 4). This Agreement does not constitute authorization to deliver any Material; provided, however, that Biopure shall make the minimum payments to MOPAC set forth on Exhibit I.3 on a "take-or-pay" basis, regardless of quantities actually delivered in the respective years indicated. Biopure shall purchase Material hereunder by issuing a purchase order specifying quantity and delivery dates. MOPAC shall use its best efforts to produce and deliver to Biopure Material ordered by Biopure pursuant to such purchase orders.

            (c) In the event of MOPAC's failure to supply timely all requirements ordered by Biopure, for any reason, Biopure shall have the right to purchase Material from other sources.

            I.4 Force Majeure. In the event either party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this
Article I, other than the obligation to make payment of amounts due hereunder, then the obligations of such party, so far as they are affected by such force majeure, shall be suspended during the continuance of any such event of force majeure. However, the party claiming the existence of force majeure shall use all reasonable efforts to remedy any situation which may interfere with the performance of its obligations hereunder. The term "force majeure" as used herein, and as applied to either party hereto, shall mean acts of the law, including the order and/or judgment of any federal, state or local court, administrative agency or authority or governmental body, acts of God, strikes, lockouts, or other labor distur-


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bances, acts of the public enemy, war, blockades, insurrections, riots, epidemics, fires, floods, washouts, arrests, and restraint of rulers and people, civil disturbances, explosions, breakage or accidents to machinery, or any other cause, whether of the kind herein enumerated, or otherwise, not reasonably within the control of the party claiming suspension. It is understood that settlement of strikes, lockouts, or labor disturbances shall be entirely within the discretion of the party having the difficulty and that the above requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or labor disturbances by acceding to the demands of an opposing party when such course is inadvisable in the discretion or judgment of the party having the difficulty.

            I.5 Royalty. MOPAC agrees that the herd management program and processes to be employed at the Spur Facility and other know how relating to the Material and the Product (collectively, the "Intellectual Property"), are proprietary to Biopure, and no rights in any Intellectual Property are conveyed or licensed hereby from Biopure to MOPAC except the right to construct and operate the Spur Facility and supply Material pursuant to this Agreement. Nevertheless, if MOPAC shall sell the Material or other body parts from animals in the herds in the Program at a price higher than the Material or other body parts would sell for had they come from animals not in the Program, then MOPAC shall pay Biopure a royalty equal to 10% of "sales". For this purpose, "sales" shall mean the difference in price received


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by MOPAC attributable to the Program. MOPAC shall not in any event sell Material from animals in the herds in the Program to any third party engaged in the pharmaceutical or "biotech" business without the prior consent of Biopure, which shall not be unreasonably delayed, withheld or conditioned. Royalties will be remitted to Biopure no less often than quarterly with sufficient supporting information so that Biopure can confirm the accuracy of the amount paid.

            I.6 Assignment and Binding Effect. MOPAC agrees that if it sells the MOPAC plant while the Agreement in this Article I is in effect, MOPAC will assign this Agreement to the purchaser and require the purchaser to assume the obligations of MOPAC hereunder. Biopure shall have the right to assign this Agreement to any subsequent owner or operator of the Separation Facility as part of any sale permitted by Section II.2 hereof.

            I.7 Term of Article I. The term of this Article I shall be equal to the term of the Lease of even date herewith between MOPAC and Biopure.

                                     ARTICLE II

                               LAND AND SPUR FACILITY

             II.1 Lease of Land. The Land is a parcel (which will be subdivided and deeded to MOPAC as a separate parcel), as more fully described in the Lease (as hereinafter defined). Concurrently with the execution and delivery of this Agreement the parties will execute and deliver a lease of the land in the form of Exhibit II.1A (the "Lease").


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            II.2 Construction of Separation Facility. Biopure shall have the right, and intends, to build a plant on the Land to function as a separation facility (the "Separation Facility") for stage 1 of the processing of Materials into Product. The design and construction of the Separation Facility shall be solely Biopure's responsibility and MOPAC shall have no obligations, duties or rights in or with respect to the Separation Facility, other than a right of first refusal to purchase the Separation Facility at fair market value if Biopure decides to sell the Separation Facility, provided that MOPAC shall have no right of first refusal in the event of a proposed sale by Biopure of the Separation Facility as part of a sale (including a conveyance by operation of law) of all or substantially all of Biopure's business of manufacturing Product. Any such purchaser from Biopure shall take under and subject to MOPAC's right of first refusal set forth in this Subsection. The provisions of Article III regarding process waste disposal will not apply to domestic human waste from the Separation Facility, it being understood that Biopure will cause the Separation Facility to be connected to the municipal sewage system in order to handle same.

                                    ARTICLE III

                             WASTE DISPOSAL AGREEMENTS

            III. 1 Waste Disposal for Separation Facility.

            (a) MOPAC will supply the process waste disposal requirements of the Separation Facility through the waste disposal system (the "System") currently in existence and used by the


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MOPAC Plant. It is estimated on the basis of information available to MOPAC and disclosed to Biopure that the System has the capacity as now constructed to treat 1,000,000 gallons of sewage per day, that the current use is 600,000 gallons per day, and that the permit for operation of the System permits the treatment of 1,000,000 gallons of sewage per day. MOPAC and Biopure will cooperate in causing an orderly connection of the Separation Facility with the System. Biopure shall take all steps necessary and required in order to assure that the Separation Facility and the material to be discharged therefrom meet the requirements of all Requirements of Law and otherwise complies with the specifications, requirements and procedures of the System. In addition to and not in limitation of the foregoing, Biopure agrees that the Separation Facility's discharge into the System shall not exceed the following limits:

                   BOD                            8,000 PPM
                   Suspended Solids               1,000 PPM
                   Ammonia                          250 PPM
                   Phosphorus                       100 PPM
                   Total Dissolved Solids         3,000 PPM

            (b) Biopure will pay for its usage of the System an amount equal to 115% of Biopure's pro rata share of MOPAC's total "Operating Costs," based on actual usage by Biopure (which shall be separately metered). Operating Costs shall be determined in accordance with a formula established, from time to time, by MOPAC to allocate costs of wastewater treatment among MOPAC's operating divisions.

            (c) If at any time the System requires a capacity increase, the party determining the need shall give the other party


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written notice, and the parties will refer the matter to the Engineer selected in accordance with Section III.2 hereof, who shall advise the parties of any modifications, alterations or improvements to the System which may be required so that the System is capable of providing the total capacity required by MOPAC and Biopure and of the estimated Capital Costs (as hereinafter defined). The parties shall agree as to any alterations, modifications, or capital improvements which must be made to the System. If the parties cannot agree, the matter shall be resolved under Section III.2. As used herein, "Capital Costs" shall mean all costs reasonably incurred in connection with increasing System capacity through alteration, addition, modification or improvement to the System or with the construction of any additional sewage and waste water treatment facility required in order to make treatment capacity available to MOPAC and Biopure hereunder. Such costs shall include, but not be limited to, the cost of capital improvements, feasibility studies, engineering and other professional services and all costs associated with acquiring necessary government approvals. If Biopure's relative usage of the System prior to any such incurrence of Capital Costs (based on average usage during the most recent six-month period in which Biopure used the System) is 10% or less of total capacity of the System, then Biopure shall pay the pro rata portion of the Capital Costs, and if Biopure's usage, determined as aforesaid, exceeds 10%, the allocation of payment of Capital Costs between Biopure and MOPAC shall be negotiated. Notwithstanding the previous sentence, Biopure shall bear 100% of the Capital Costs


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to be incurred in connection with the construction of any additional sewage and wastewater treatment facility(ies) primarily due to the type, make-up, characteristics and/or composition of the material discharged by (and peculiar to) the Separation Facility into the System. At such time as Biopure shall commence using capacity of the System, MOPAC shall install such metering devices as are reasonably necessary for accurately measuring the capacity of the System being used by Biopure.

            III.2 Dispute Resolution. Any determination of the manner in which the System must be modified or altered to permit increased use pursuant to
Section III.1(c) hereof, and any determination of the respective shares of Capital Costs or Operating Costs to be paid by MOPAC or Biopure pursuant to Sections III.1(b) and III.1(c) hereof and any dispute between the parties as to any technical matter shall be made or resolved as follows: In the event such a determination is required, MOPAC and Biopure shall mutually select a registered professional engineer experienced in the operation of biological waste-water treatment plants whose determination on such matter shall be conclusive and binding on the parties. If MOPAC and Biopure shall be unable to agree on such an engineer within 15 days from the date of written notices described in Subsection IV.1(c), then they each, shall within 15 days after the end of the first such 15 day period, select a registered professional engineer experienced in the operation of biological wastewater treatment plants and the two such engineers so selected shall together select a third such engineer within 15 days thereafter. Any determination to be made


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shall then be made by majority decision of the three engineers so selected and such determination (or the determination of the sole engineer if only one is selected) shall be conclusive and binding on the parties hereto. The engineer or engineers selected to make any determination as above provided are referred to herein as the "Engineer." The parties shall share all cost of such proceedings equally.

             III.3 Operation of System. The operation and maintenance of the System shall be in accordance with all applicable Requirements of Law and shall be the responsibility of MOPAC except that Biopure shall pay its share of the costs of operating the System as provided above. MOPAC shall not be liable to Biopure for consequential damages arising out of System shutdown caused by any event of force majeure.

             III.4 Term. The agreements in this Article III shall remain in effect so long as the Lease, and any extensions thereof, remains in effect. In addition, upon the acquisition of the Waste Treatment Rights (as defined in Article IV) by Biopure pursuant to the exercise of the Option granted in Article IV, or Biopure's option in Article Twelve of the Lease, the agreements in this
Article III shall remain in effect for the balance of the term of the Lease and any extensions thereof, and so long thereafter as MOPAC or its successor or assign shall operate the System and sell Material to Biopure or Biopure's successor or assign, and Biopure or Biopure's successor or assign shall purchase its requirements for Material in accordance with Section I.1.


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                                   ARTICLE IV

                                  STOCK OPTION

            IV.1 Grant of Stock Option.

            (a) Biopure hereby grants to MOPAC, its successors and assigns, the irrevocable right and option to purchase (the "Option"), in whole but not in part, the number of shares (the "Optioned Shares") of Common Stock, par value $.01 per share, of Biopure ("Shares"), determined as hereinafter set forth. The Option hereby granted may be exercised by MOPAC at any time after the third anniversary of the date hereof, but not later than 12:00 midnight, Eastern Time, five years from the commencement of operations at the Separation Facility, by the payment of the exercise price for the Optioned Shares. Any exercise of this Option will be deemed to have been made irrevocably, if written notice of exercise is given to Biopure, stating the decision to exercise and stating a closing date (the "Option Closing").

            (b) The number of Optioned Shares shall be equal to the "Asset Amount" divided by $25.00 (it being understood that Biopure makes no representation whatsoever about the current or future market value of the Shares).

            (c) The aggregate exercise price for the Optioned Shares is good and marketable title to the following property and rights (collectively, the "Assets"): (A) the continued license to use the Spur Facility as an outside contractor; (B) the Land (subject to the Lease); and (C) the "Waste Disposal Rights," which shall mean and include the fully paid right to the System for the term described in Section III.4 above.


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            (d) The "Asset Amount" shall mean (i) an amount equal to MOPAC's total cost (as described and defined in Section I.2) of the construction of the Spur Facility (but in no event more than $250,000); plus (ii) $50,000 per acre for the Land, plus (iii) $500,000 for the Waste Disposal Rights.

            IV.2 Compliance with Law. The Option shall not be exercisable if such exercise would violate:

            (a) Any applicable state securities law;

            (b) Any applicable registration or other requirements under the
                Securities Act of 1933, as amended;

            (c) Any Requirement of Law.

Furthermore, if a registration statement with respect to the Shares to be issued upon the exercise of the Option is not in effect, or if counsel for Biopure deems it necessary or desirable in order to avoid possible violation of the Securities Act of 1933, as amended (the "Act"), Biopure may require, as a condition to its issuance and delivery of certificates for the Optioned Shares, the delivery to Biopure of a commitment in writing by the person exercising the Option that at the time of such exercise it is such person's intention to acquire the Shares for its own account for investment only and not with a view to, or for resale in connection with, the distribution thereof; that such person understands the Optioned Shares may be "restricted securities" as defined in Rule 144 of the Securities and Exchange Commission; and that any resale, transfer or other disposition of said Optioned Shares will be accomplished only in compliance with the Act and any available exemptions from the registration require-


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ments of the Act. Biopure may place on the certificates evidencing the Optioned
Shares appropriate legends reflecting the aforesaid commitment and may refuse to permit transfer of such certificates until it has been furnished evidence satisfactory to it that no violation of the Act or the rules and regulations thereunder would be involved in such transfer.

            IV.3 Adjustments.

            (a) In the event that at any time prior to the expiration of the Option each of the outstanding Shares (except Shares held by dissenting shareholders) shall be converted into or exchanged for a different number or kind of shares of stock or other securities of Biopure, or exchanged for other property, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then for all purposes of the Option there shall be substituted for each Optioned Share purchasable thereunder the number and kind of shares of stock or other securities into which each such Share shall be so changed, or for which each such Share shall be so exchanged, and the shares or securities so substituted for each such Share shall be subject to purchase at the aggregate exercise price, as above provided. In the event that Biopure shall issue a stock dividend in Shares with respect to the Shares, the number of Optioned Shares shall be adjusted by adding to each such Optioned Share the number of Shares which would have been distributed as a stock dividend thereon had such Optioned Share been outstanding on the record date for payment of the stock dividend, and the Optioned Shares together with said additional Shares shall be purchasable


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at the aggregate exercise price, as above provided. In the event that there shall be any other change in the number or kind of outstanding Shares or other securities of Biopure, or of any shares of stock or other securities into which Shares shall have been changed or for which they shall have been exchanged, then the Board of Directors of Biopure shall make such adjustment in the number or kind of shares of stock or other securities subject to purchase at the aggregate exercise price, as above provided, as the Board in its sole discretion may determine is equitably required by such change, and such adjustment so made shall be effective and binding for all purposes of this Option. Anything to the contrary herein notwithstanding, MOPAC shall not be entitled to purchase a fraction of a Share under the Option.

            (b) Notwithstanding paragraph (a) above, if Biopure shall liquidate or dissolve, or shall be a party to a merger or consolidation with respect to which Biopure shall not be the surviving corporation, Biopure shall give written notice thereof to the Optionee at least thirty days prior to the effective date of the liquidation, dissolution, merger or consolidation, as the case may be, it being contemplated that such 30-day time frame shall be sufficient time for MOPAC to exercise the option. To the extent that the Option shall not have been exercised on or prior to the effective date of such liquidation, dissolution, merger or consolidation, the Option shall terminate on such effective date.

            IV.4 Option Closing.


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            (a) The Option Closing will occur at the time set forth in MOPAC's notice of exercise of the Option, which date shall be not later than 60 days after the date of such notice. The Option Closing shall take place at the corporate headquarters of Biopure or at such other place as the parties may agree upon.

            (b) Biopure's obligation to deliver the Optioned Shares at the closing will be subject to the following conditions:

                  (i) There shall be no default or event that with notice or passage of time would constitute a default by MOPAC under this Agreement or the Lease;

                  (ii) The Assets will be in good and usable conditions and repair, subject to ordinary wear and tear;

                  (iii) MOPAC will have and convey good and marketable title to each of the Assets, free and clear of liens and encumbrances of any nature whatsoever, unless specifically agreed to by Biopure; and

                  (iv) MOPAC or the person in whose name the Optioned Shares are to be registered will have executed and delivered to Biopure an agreement in the form of agreement attached hereto as Exhibit IV.4.

            (c) MOPAC's obligation to convey the Assets at the closing will be subject to the condition that between the date of notice of exercise of the Option and the Option Closing there shall not have occurred a material adverse change in the properties or business of Biopure and that Biopure shall have executed and delivered an agreement in the form of Exhibit IV.4.

            (d) At the Option Closing Biopure will deliver to MOPAC one or more certificates for the Optioned Shares, which


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shall, upon payment therefor as hereinabove provided, be duly authorized and issued, fully paid and nonassessable.

            (e) At the Option Closing, MOPAC shall deliver to Biopure:

                  (i)   A special warranty deed conveying the Land;

                  (ii) One or more deeds, assignments or other appropriate instruments of conveyance and/or license of the Spur Facility and the Waste Disposal Rights;

                  (iii) Written representations and warranties concerning the person exercising the Option establishing such person's sophistication in investment matters and other customary representations of investors in restricted stock, including without limitation an understanding of the risks of the investment, its lack of liquidity and lack of readily available or public information about Biopure; and

                  (iv) Such other deliveries, certificates, instruments and assignments as may be reasonably required to vest ownership and possession of the assets in Biopure.

            (f) At the Option Closing Biopure and MOPAC will execute and deliver an agreement in the form of Exhibit IV.4 which, among other things, will grant registration and other rights to MOPAC and impose restrictions on the transfer of the Optioned Shares.


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                                    ARTICLE V

                               GENERAL PROVISIONS

            V.1 Entire Agreement. This Agreement, including the Exhibits and the agreements incorporated by reference, contains the entire agreement of the parties respecting the matters contained herein and may not be amended or modified except by a writing signed by both parties.

            V.2 Notices. Except as otherwise provided in this Agreement, all notices, demands, requests, consents, approvals or other communications (for the purpose of this Section V.2 collectively called "Notices") which are required or permitted to be given under this Agreement or which either party desires to give with respect to this Agreement shall be in writing and shall be sent by hand delivery, courier (including overnight delivery service), cable, telegram, registered or certified mail or facsimile transmission, in all cases return receipt requested, fees and postage prepaid, addressed to the party to be notified as follows (or to such other address as such party shall designate by notice to the other):

            If to MOPAC:

            Moyer Packing Company
            P.O. Box 395
            Souderton, PA 18964-0395
            Telephone: (215) 723-5555
            FAX        (215) 723-2190

            ATTN: William G. Morral, Vice President-Finance


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            with a copy to:

            William R. Wanger, Esquire
            Pearlstine/Salkin Associates
            1250 South Broad Street
            Lansdale, PA 19446
            Telephone: (215) 699-6000
                       (215) 699-0231


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            If to Biopure:

            68 Harrison Avenue
            Boston, MA
            Attn: James O'Shea, President
            Telephone: (617) 350-7800
            FAX:       (617) 350-6614

            V.3 Miscellaneous. (a) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one instrument.

            (b) This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. The parties consent to the jurisdiction of the Pennsylvania courts and the Federal court sitting in Philadelphia, Pennsylvania as the sole and exclusive forum for the adjudication of disputes and submit to the jurisdiction of said courts.

            (c) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

            (d) The parties will keep the terms and conditions of their relationship confidential except as required by law or subpoena. Reference is made to the Agreement Regarding Non-Disclosure of Source and Sale of Blood Products dated July 30, 1991 by and between Biopure and MOPAC, which Agreement is hereby incorporated herein by reference.

            (e) Reference is made to the Indemnification Agreement and Waiver of Warranties dated January 30, 1991 by and between Biopure and MOPAC, which is hereby incorporated herein by refer-


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

ence. In addition, Biopure will cause MOPAC to be named as an additional insured under Biopure's product liability insurance policies, providing at least $5 million of coverage.

            V.4 Biopure Representations. The execution, delivery and performance by Biopure of this Agreement and the issuance of the Option do not violate or conflict with the certificate of incorporation or by-laws of Biopure or conflict with or cause a default (or constitute an event that with notice or the passage of time would be a default) under any agreement to which Biopure is a party or by which any of its assets are bound or violate any Requirement of Law, provided that Biopure makes no representation about Requirements of Law applicable to MOPAC's properties or operations.

            Executed effective as of the date first set forth above.


                                           MOYER PACKING COMPANY

                                           By: /s/ Michael Silverberg
                                               --------------------------------
                                               Vice President - Beef Division


                                           BIOPURE CORPORATION

                                           By: /s/ Jim O'Shea
                                               --------------------------------
                                               President

                                                                     EXHIBIT I.2

                  [PLANS AND SPECIFICATIONS OF SPUR FACILITY]

                                   EXHIBIT I.3

                                                                                    Actual           Actual
                                                                Estimated           Price Per      Annual Mini-
             Estimated         Estimated         Estimated      Annual No.          Head to        mum Payment
Year         Cattle/Day        Days/Week         Hours/Days      of Head            be Paid*       to be Made**
----         ----------        ---------         ----------      -------            --------       ------------
1                 35             0.83                2                595           $  28.00        $ 25,000
2                 70             1.00                2              3,500              23.00          50,000
3                 70             5.00                2             17,500              20.00          75,000
4                140             5.00                4             35,000              18.00         100,000
5                280             5.00                8             70,000              16.00       Thereafter,
6                420             5.00               12            105,000              13.00       no minimum
7 and            420             5.00               12            105,000              13.00
thereafter

This chart represents a rough estimate of cattle requirements in the near future. Assume year 1 begins in 1995. Based upon regulatory progress demand could be much larger or smaller. The timing is also primarily a function of our regulatory progress in both the veterinary and human clinical trials. The jump up from year 4 could be much more aggressive.

* Each and every price (other than prices for previous years) shall be CPI-U Adjusted on January 1 of each year using the standards set forth in Section 3.02 of a Lease of even date herewith between MOPAC and Biopure.

** These are minimum purchase amounts, and in the event Biopure purchases less in a year, the difference will be paid to MOPAC not later than 30 days after the end of the applicable year.

                                  EXHIBIT IV.4

                         AMENDMENT AND RIGHTS AGREEMENT

      Amendment and Rights Agreement dated as of May 26, 1988, by and among BIOPURE Corporation, a Delaware corporation (the "Company"), those persons and parties listed on Schedule 1 hereto (collectively, the "First Investors"), BIOPURE Associates Limited Partnership ("BALP"), those persons and parties listed on Schedule 2 hereto (collectively, the "Second Investors"), B. Braun Melsungen AG ("Braun"), and each Subsequent Investor (as defined below) who shall, subsequent to the date hereof join in and become a party to this Agreement by executing and delivering to the Company an Instrument of Adherence in the form of Exhibit A hereto (the First Investors, BALP, the Second Investors and the Subsequent Investors who become parties hereto being collectively referred to herein as the "Investors").

      WHEREAS, Hemopure Corporation, a predecessor corporation to the Company ("Hemopure"), and the First Investors are parties to a certain Agreement (the "Hemopure Agreement") dated as of November 26, 1984, pursuant to which the First Investors were granted certain registration rights with respect to shares of Hemopure's common stock acquired by the First Investors;

      WHEREAS, the Company, then known as BIOPURE Fine Chemicals, Inc., IPT Partners ("IPT") and BALP are parties to (i) a certain Stockholder Agreement ("Stockholder Agreement") dated as of January 1, 1985, pursuant to which IPT and BALP granted to the Company a certain right of first refusal on dispositions by IPT and BALP of shares of the Company's common stock acquired by them and (ii) a certain Registration Agreement ("Registration Agreement") dated as of June 10, 1985, pursuant to which IPT and BALP were granted certain registration rights with respect to shares of the Company's common stock acquired by them;

      WHEREAS, IPT has transferred its shares of the Company's common stock to the general partners of IPT, HTV Industries, Inc. ("HTV") and David N. Judelson ("Judelson"), and, in accordance with the Shareholders Agreement, HTV and Judelson each have agreed to be bound by and comply with the provisions of the Stockholder Agreement;

      WHEREAS, the Company and the Second Investors are parties to a certain Debenture Purchase Agreement (the "Debenture Purchase Agreement") dated as of March 23, 1987, as amended, pursuant to which the Second Investors purchased an aggregate of $1,300,000 principal amount of the Company's 10% Convertible Debentures, which Debentures have been converted by the Second Investors into 346,663 shares of the Company's convertible preferred stock ("Convertible Preferred Stock"), par value $.01 per share;

      WHEREAS, the Company and Braun are parties to a certain Investment Agreement (the "Braun Agreement") dated August 7, 1987, pursuant to which Braun purchased from the Company 240,225 shares of the Company's common stock ("Common Stock"), par value $.01 per share;

      WHEREAS, the Company and 3i Securities Corporation, then known as Investors in Industry Securities Corporation ("3i"), are parties to a certain Stock Purchase Agreement (the "3i Agreement") dated as of August 21, 1987, pursuant to which 3i purchased from the Company 64,061 shares of Common Stock;

      WHEREAS, the Company and the Second Investors, Braun and BALP (collectively, the "Third Investors") are parties to a certain Investment Agreement (the "Investment Agreement", and together with the Hemopure Agreement, the Stockholder Agreement, the Registration Agreement, the Debenture Purchase Agreement, the Braun Agreement and the 3i Agreement, the "Agreements") dated the date hereof, pursuant to which the Third Investors purchased an aggregate of 315,500 shares of Common Stock;

      WHEREAS, the Company and the Investors desire to amend and consolidate into a single agreement certain registration rights and rights of first refusal in a future offering granted to the Investors under the Agreements and the rights of first refusal on dispositions by the Investors granted to the Company in the Agreements;

      WHEREAS, it is a condition precedent to the obligations of the Company and the Third Investors under the Investment Agreement that this Agreement be executed and delivered by the parties hereto; and

      WHEREAS, it is contemplated that certain investors (the "Subsequent Investors") shall purchase additional shares of Common Stock within 90 days from the date hereof.

      NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. TERMINATION OR AMENDMENT OF AGREEMENTS.

            1.1. Hemopure Agreement. The Hemopure Agreement is hereby terminated.

            1.2. Stockholder Agreement. The Stockholder Agreement is hereby amended by deleting therefrom Sections 2, 3, 4 and 5.

            1.3. Registration Agreement. The Registration Agreement is hereby terminated.

            1.4 Debenture Purchase Agreement. The Debenture Purchase Agreement is hereby amended by deleting therefrom Sections 9, 10 and 11.

            1.5 Braun Agreement. The Braun Agreement is hereby amended by deleting therefrom Sections 7, 8 and 9.

            1.6 3i Agreement. The 3i Agreement is hereby amended by deleting therefrom Sections 4, 5 and 7.

      2. REGISTRATION OF COMMON STOCK.

      2.1 Definitions. For the purposes of this Section 2, the following terms shall have the meanings hereinafter set forth:

            (a) the term "Special Shares" means, collectively, the Common Stock
      (i) now owned of record by the Investors or (ii) issuable upon conversion of the Convertible Preferred Stock now owned of record by the Second Investors or (iii) acquired from the Company within 90 days from the date hereof by Subsequent Investors who become parties to this Agreement, and

            (b) the term "Purchasers" means (i) the Investors and (ii) any transferee of any of the Special Shares.

      2.2 Demand Registration Rights.

            2.2.1 Upon the written request of Purchasers holding at least that number of Special Shares equal to one-half of the Special Shares to have any or all of their Special Shares registered, the Company will give written notice of such request promptly to all other Purchasers and thereafter diligently prepare, file with the Securities and Exchange Commission (the "SEC") and process to effectiveness a registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and any amendments or supplements required to make such registration effective, to permit the Purchasers, or any of them, to offer and sell to the public the number of Special Shares requested to be registered. The Company shall file the aforesaid registration statement as soon as reasonably practicable, provided, however, the Company shall not be required to cause its financial statements for any period ending on a date other than the last day of its fiscal year to be audited. The Company shall use its best efforts to cause said registration statement to become effective. Any such filing, subject only to the availability of such financial statements, shall in any event be made within 90 days after such notification is received by the Company.

            2.2.2 At any time which shall be more than six months subsequent to the effective date of the registration statement filed by the Company pursuant to Section 2.2.1 hereof, upon written request of Purchasers holding at least one-half of the Special Shares remaining after giving affect to the provisions of Section 2.2.1, the Company will give written notice of such request promptly to all other Purchasers and thereafter file with the SEC and process to effectiveness a registration statement under the 1933 Act, and any amendments or supplements required to make such registration effective, to permit the Purchasers, or any of them, to offer and sell to the public the number of Special Shares requested to be registered. The Company shall file the aforesaid registration statement as soon as reasonably practicable; provided, however, the Company shall not be required to cause its financial statements for any period ending on a date other than the last day of its fiscal year to be audited. Any such filing, subject only to the availability of such financial statements, shall in any event be made within 90 days after such notification is received by the Company.

            2.2.3 If the Purchasers propose that their offering under Section
2.2.1 or Section 2.2.2 hereof be made through an underwriter, the Board of Directors of the Company, by vote of a majority thereof, shall have the right to designate the lead underwriter, such designation to be made within 45 days of the date at which the Purchasers shall have requested a registration statement pursuant to this Section 2.2, and such designation shall be subject to the approval of the majority in interest of such Purchasers, which approval shall not be unreasonably withheld. The Company shall file any amendments of or supplements to any registration statement and otherwise use its best efforts to insure that such registration statement remains in effect under the 1933 Act until the earlier of the sale of all of the Special Shares included in the registration or the expiration of 90 days from the effective date thereof. Except as may be modified by this Section 2, the Company shall be obligated to register the Special Shares under the 1933 Act by reason of this Section 2.2 on two occasions only, provided such registration statements have become effective under the 1933 Act. In the event the underwriter selected by the Company for such offering and sale advises that the number of shares proposed to be sold by any person (including the Company) other than the Purchasers, and the Purchasers, is greater than the number of shares which the underwriter believes feasible to sell at that time, then the number of shares which the underwriter believes may be sold shall be allocated in proportion to the number of shares proposed for inclusion in the registration statement in the following order: (i) the Purchasers, and (ii) any remaining balance among such persons (including the Company) who desire to have such shares registered.

            2.2.4 Notwithstanding the foregoing, if the Company has never sold any of its shares in a public offering, and if Purchasers have exercised "demand" registration rights pursuant to this Section 2.2, then the Company may elect to register its shares for its own account and to take priority over all other persons who wish to have their shares registered pursuant to the exercise of "demand" registration rights. In that event, the exercise by the Purchasers of "demand" registration rights will be deemed to have been rescinded and restored to the Purchasers, the Purchasers shall continue to have the right to exercise such "demand" registration rights in the future; and the Purchasers, at their option, may continue to have their Special Shares included in the registration statement in accordance with and subject to Section 2.3 hereof.

            2.2.5 Notwithstanding the foregoing, if the preparation of a registration statement has commenced pursuant to a request under Sections 2.2.1 or 2.2.2 and any or all of the Purchasers requesting such registration thereafter elects to postpone effecting or not to effect such registration, the Company shall only be required to proceed (i) if the remaining Purchasers who had requested registration still hold not less than one-half of the number of shares required to request a registration or (ii) within 30 days of election by one or more Purchasers to postpone effecting, or not to effect, such registration, but not more than 60 days from the date the Company shall have first received such request, other persons who shall be holders of the Common Stock of the Company (whether or not such persons shall be Purchasers) who had not been parties to the original request, then request or theretofore have requested such registration, provided that such persons who had requested registration and whose request had not been withdrawn together hold not less than one-half or said number of Special Shares required to request a registration.

            2.2.6 Limitation on Demand Registration Rights. The registration rights granted pursuant to this Section 2 shall not be exercisable until August 7, 1992, or until such earlier date as any other holder of Common Stock shall have similar entitlements to demand registration.

      2.3 Piggy-Back Registration. On each occasion, if any, at which the Company contemplates filing with the SEC a registration statement under the 1933 Act for the sale of Common Stock of the Company by it or by any holders of shares of its Common Stock other than the Purchasers (such shares being herein referred to as "Company Shares"), except in the case of a registration statement in connection with any stock option, stock purchase, savings or similar employee benefit plan or an acquisition, merger or exchange of stock, the Company will so notify the Purchasers in writing at least 30 days prior to the filing of each such registration statement of its intention to do so. Each Purchaser who gives written notice to the Company, within 21 days of receipt of the Company's notice, of its desire to have any Special Shares included in said registration statement shall have such Special Shares so included in any registration statement so filed; provided, however, that if the underwriter for such offering and sale advises that the number of shares proposed to be sold is greater than the number of shares which the underwriter believes feasible to see at that time, at the price and upon the terms approved by the Company, then the number of shares which the underwriter believes may be sold shall be allocated in proportion to the number of shares proposed for inclusion in the registration statement in the following order: (i) the Company, (ii) the balance, if any, pro rata among the Purchasers who have requested registration pursuant to this
Section 2.3 and (iii) any remaining balance among such other holders of Common Stock who desire to have such shares registered. Subject to the provisions of the next succeeding sentence, the Company shall file amendments or supplements to any such registration statement under this Section
2.3 and otherwise use its best efforts to insure that such registration statement will remain in effect under the 1933 Act (including the filing of any amendment or supplement which may be necessary for the purpose) until the earlier of the sale of all of the Special Shares included therein or the expiration of 90 days from the date on which the Purchasers were first able to sell the Special Shares pursuant to such registration statement. If the underwriter shall so request, each Purchaser whose Special Shares are so included shall agree in writing not to sell any of his or its Special Shares for a period specified by the Company but not exceeding 90 days from the effective date of such registration statement; provided that, in the event of any such postponement, the Company will keep effective any registration statement which shall include any of the Special Shares registered for sale by any Purchaser for a period (in addition to that hereinbefore set forth) equal to the period during which sales by a Purchaser have been deferred pursuant to an underwriter's request.

      Notwithstanding anything contained in this Section 2.3 to the contrary, the Company shall not be obligated to include the Special Shares in such registration statement if the Company has not received notices from the Purchasers requesting the inclusion of that amount of Special Shares the value of which in the aggregate equals or exceeds the lesser of (i) five percent of the value of the Company Shares to be registered, or (ii) $200,000.

      2.4 Expenses. In the case of a registration under Section 2.2 or 2.3 of this Agreement, the Company shall bear all costs and expenses of the registration statement (and all amendments and supplements thereto) relating to the registration of the securities in question, including printing, legal and accounting expenses, and SEC filing fees and blue sky fees and expenses and the reasonable fees and disbursements of counsel retained by the Purchasers in connection with the registration of their Special Shares, but the Company shall have no obligation to pay or otherwise bear (i) any portion of the fees or disbursements of more than one such counsel for the Purchasers, (ii) any portion of the transfer taxes and fees resulting from the offer and sale of the Special Shares, and (ii) any portion of the underwriter's commission, discounts and expenses attributable to the Special Shares being offered and sold by the Purchasers.

      2.5 Delivery of Documents--Blue Sky Provisions. In connection with any and all filings made by the Company under the 1933 Act in accordance with Section
2.2 or 2.3 of this Agreement, the Company shall at its expense furnish each Purchaser whose Special Shares are included in a registration statement with a copy of such registration statement and each amendment thereof or supplement thereto, together with a reasonable number of copies of any preliminary and final prospectus, any amendment thereof and supplement thereto, and any other document forming a part of or related to such registration statement, and the Company will use its best efforts to cause any of the Special Shares included in a registration statement to be qualified under the laws of such reasonable number of jurisdictions as the Purchasers may designate, at the Company's expense, and the Company will continue such qualifications in effect so long as may be necessary to comply with all applicable laws regulating sales of securities; provided that the Company shall not be required to qualify to do business as a foreign corporation, or submit generally to service of process, in any jurisdiction in which it would not otherwise be required to do so by reason of its business operations.

      2.6 Indemnification.

            (a) With respect to the registration statements described in Section
2.2 and 2.3 of this Agreement, the Company hereby agrees to indemnify, hold harmless and defend the Purchasers and each person, if any, who is deemed a controlling person of any Purchaser within the meaning of the 1933 Act, against any and all losses, claims, damages or liabilities (including legal and other expenses incurred in investigating and defending against the same), to which they, or any of them, may become subject under the 1933 Act or other statute or common law, arising out of or based upon (i) any alleged untrue statement of a material fact contained in any such registration statement, preliminary prospectus or prospectus included therein, or any amendment thereof or supplement thereto, or (ii) the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements contained therein not misleading; provided, however, that the indemnity contained in this
Section 2.6 (a) shall not apply to any such alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of Purchasers whose Special Shares are covered by such registration statement. The Purchasers agree as soon as practicable after the receipt of notice of any claim or action against them in respect of which indemnity may be sought from the Company hereunder, to notify the Company thereof in writing, and the Company shall assume the defense of such claim or action, including the employment of counsel which shall be reasonably satisfactory to the Purchasers, and the payment of expenses relating thereto, insofar as such claim or action shall relate to any alleged liability in respect of which indemnity may be sought from the Company hereunder.

            (b) Each Purchaser, severally but not jointly, hereby agrees to indemnify, hold harmless and defend the Company, its directors and officers, each person who controls the Company within the meaning of the 1933 Act and each other Purchaser against any and all losses, claims, damages or liabilities, including legal or other expenses incurred in investigating and defending against the same, to which the Company or any such director, officer, or controlling person may become subject under the 1933 Act or other statute or common law, arising out of or based upon (i) any alleged untrue statement of a material fact contained in any such registration statement, or prospectus or preliminary prospectus included therein, or any amendment thereof or supplement thereto, or (ii) the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements contained therein not misleading; provided, however, that the indemnity contained in this Section 2.6(b) shall apply in each case to the extent, but only to the extent, such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser for use with reference to such Purchaser in the preparation of the registration statement. The Company agrees as soon as practicable after the receipt of notice of any claim or action against the Company, any officer, director or controlling person thereof, in respect to which indemnity may be sought from any Purchaser or Purchasers hereunder, to notify such Purchaser or Purchasers in writing, and such Purchaser or Purchasers shall assume the defense of any such claim or action, including the employment of counsel and the payment of expenses relating thereto insofar as such claim or action shall relate to any alleged liability in respect to which indemnity may be sought from the Purchasers hereunder.

            (c) Notwithstanding the foregoing, an indemnified party may, at its own expense, participate in such defense by counsel chosen by it or by him, without impairing the indemnifying party's control of the defense.

      Notwithstanding anything contained in this Section 2.6 to the contrary, any indemnified party shall have the right to employ counsel to represent such indemnified party who may be subject to liability arising out of any claim in respect to which indemnity may be sought by such indemnified party against the indemnifying party under this Section 2.6 if, in the reasonable judgment of such indemnified party, it is necessary for such indemnified party to be represented be separate counsel in order to avoid an actual or potential conflict of interest, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the indemnifying party.

      2.7 Information. The Purchasers whose Special Shares are included in any registration statement under Section 2.2 or Section 2.3 hereof agree to furnish the Company with all information which may be required under the 1933 Act from them for the purpose of preparing and filing such registration statement.

      2.8 Advising the Purchasers. In connection with any registration statement filed pursuant to this Section 2 which includes any of the Special Shares, the Company will promptly advise each Purchaser registering any of such Special Shares (herein sometimes referred to as the "Selling Purchaser") and confirm such advice in writing (i) when the registration statement has become effective,
(ii) when any post-effective amendment to the registration statement becomes effective, and (iii) of any request by the SEC for any amendment or supplement to the registration statement or prospectus or for additional information. If at any time the SEC should institute or threaten to institute any proceeding for the purpose of issuing, or should issue, a stop order suspending the effectiveness of the registration statement, the Company will promptly notify the Selling Purchaser and will use its best efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof as soon as possible; and the Company will advise the Selling Purchaser promptly of any order or communication of any public board or body addressed to the Company suspending or threatening to suspend the qualification of any shares or the Common Stock of the Company for sale in any jurisdiction.

      2.9 Transfer of Registration Rights. In the event that any Investor transfers his or its Special Shares, such transfer shall include all of such Investor's registration rights provided in this Section 2 relating to the securities being transferred; provided, however, that any such transferee shall first sign an instrument (in form reasonably satisfactory to the Company and the Investors) in which such transferee agrees to be bound by this Section 2.

      2.10 Right to Compel Registration. The Company recognizes and agrees that the Purchasers will not have an adequate remedy at law if the Company fails to comply with its obligations under this Section 2 and that in the event of such failure the amount of damages will not be readily ascertainable. Consequently, the Company agrees that, in addition to any remedies which may be available at law, the Purchasers shall be entitled to equitable relief in the event of such failure.

      3. RIGHT OF FIRST REFUSAL IN FUTURE OFFERING. The Investors shall have a right of first refusal to purchase a portion of the securities offered for sale by the Company in its next Private Offering (defined herein as a non-public offering of equity securities of the Company or securities convertible into equity securities without agreements or undertakings attendant thereto which relate to substantial services or other contributions to the business of the Company and which is not an issuance of securities in connection with the acquisition of a business or of property, but excluding (i) the offering of Common Stock to the Third Investors pursuant to the Investment Agreement and
(ii) any offering of Common Stock to the Subsequent Investors within 90 days from the date hereof), if any, occurring after the date hereof. Upon the initiation of such Private Offering, the Company shall give each Investor written notice thereof (the "Offering Notice"), containing a complete description of the offering together with such disclosure as would be required to be made to the Investors. Each Investor shall have 60 days from the date of receipt of the Offering Notice to subscribe for all or any portion of its Applicable Share (defined below) of the securities to be sold in such Private Offering. Any Investor wishing to subscribe shall give written notice to the Company describing the amount of securities to be purchased by such Investor. If any Investor subscribes for less than his or its Applicable Share, his or its right of first refusal shall lapse with respect to those securities for which it has not subscribed. If the Company shall materially amend the offering, the Investors' right of first refusal shall be reinstated with respect thereto as if the amended offering were the applicable Private Offering. In the event that the Company does not conclude such Private Offering within six months from the date of the Offering Notice, the right of first refusal described herein shall be reinstated as to each Investor. If an Investor participates to the full extent permitted hereunder in the next Private Offering, he or it shall be accorded a right of first refusal to participate in the Company's next subsequent Private Offering, which right shall be substantially similar to the right contained in this Section 3, including the foregoing provision for rights in future offerings. The provisions of this Section 3 shall apply to all Private Offerings, except that the rights granted herein shall terminate (i) as to any Investor if he or it does not exercise his or its right of first refusal in full in any Private Offering, and (ii) as to all Investors at the time of a Public Offering as described in Section 6.3 of the Debenture Purchase Agreement. Anything in this Section 3 to the contrary notwithstanding, the Company shall not be required to offer or sell any securities to whom the offer or sale of securities by the Company under the circumstances contemplated by the Company would require (in the sole judgment of the Company) any registration, qualification or filing under any federal or state securities laws (other than the filing of a notice on Form D pursuant to Regulation 503 (17 CFR ss.230.503) of the SEC). For purposes of this Section 3, the term "Applicable Share" means, in relation to any Investor, the fraction having as its numerator the number of shares of Common Stock (on a fully diluted and converted basis) owned by the Investor and as its denominator the aggregate number of shares of Common Stock (on a fully diluted and converted basis) owned by all of the Investors.

      4. RIGHTS OF FIRST REFUSAL ON DISPOSITIONS BY INVESTORS. If any Investor desires to sell, assign, transfer or otherwise dispose of any shares of Common Stock or shares of Convertible Preferred Stock (herein referred to as "Securities") to any person, such Investor (the "Offering Investor") agrees that he or it will notify (the "Notification") the Company in writing of his or its intention to do so, specifying the amount of Securities proposed to be transferred (the "Offered Securities"), the name of the person or persons to whom he or it proposes to transfer the Offered Securities (or if no particular purchaser is identified, then the general class of persons to whom he or it proposes to transfer the Offered Securities), and a price per share which shall be the minimum price at which he or it proposes to effect the transfer (the "Minimum Price"). The Notification shall contain an affirmation by the Offering Investor that he or it has a reasonable expectation of being able to effect a transfer at the Minimum Price and to such person or persons (or class of persons), and shall recite the basis for such expectation. The Notification shall offer to sell to the Company and/or its designees the Offered Securities, free and clear of any liens or encumbrances in favor of third persons, at the Minimum Price and on such other terms and conditions, if any, not less favorable to the Company and its designees as those proposed to be offered to such other person or persons (or class of persons). In the event all or any part of the consideration shall consist of other than cash the Minimum Price shall mean the fair value of such consideration, including the fair value of any promissory notes of the prospective purchaser.

      The Company and its designees shall have the right to purchase the Offered Securities. The Company shall act upon the offer of the Offering Investor as soon as practicable after receipt of the Notification and in all events within 30 days after such receipt. If the Company fails to accept the offer of the Offered Securities in its entirety, the Offering Investor shall be free to proceed to sell all but not less than all of the Offered Securities to the person or persons (or class of persons) specified in the Notification at not less than the Minimum Price. If the Offering Investor fails to complete its proposed sale within a period of three months after the later to occur of the date of rejection of the offer contained in the Notification or the expiration of the period within which such offer could have been accepted, then the Offered Securities shall once again be subject to the requirements of a prior offer pursuant to the provisions of this Section 4.

      In the event the Company and its designees shall elect to purchase or acquire all of the Offered Securities, written notice to the Offering Investor of such election to purchase or so acquire all of the Offered Securities shall, when taken in conjunction with the Notification, be deemed to constitute a valid and legally binding purchase and sale agreement.

      The closing of a purchase and sale of Offered Securities pursuant hereto shall take place at the principal executive offices of the Company on the 30th day following the expiration of the period within which the offer to purchase could have been accepted (unless another time is mutually agreed upon), at which time the Offering Investor shall deliver the stock certificate or certificates representing the Offered Securities so sold (duly endorsed or accompanied by a duly executed stock power or assignment to effect transfer of ownership to the purchaser or purchasers on the records of the Company) against the Offering Investor's receipt of payment of the Minimum Price in cash (by certified check, bank cashiers check or wire transfer).

      The provisions of this Section 4 shall not apply to the transfer of Securities by an Investor to:

            (i) the heirs, executors or legal representatives of an Investor;

            (ii) the members of the immediate family of an Investor or the trustees of an inter vivos or testamentary trust for the benefit of members of the immediate family of an Investor or any charitable organization;

            (iii) any bona fide pledge by an Investor as collateral for a loan to such Investor from a bank or other recognized financial institution which loan is in connection with a valid business or personal transaction and not for the purpose of circumventing the provisions of this Section 4;

            (iv) among any of the stockholders or the partners of an Investor for their own account and not for the purpose of circumventing the provisions of this Agreement;

            (v) the partners of an Investor upon termination or dissolution of such partnership, or upon the withdrawal of any such partner from such Investor;

            (vi) any entity which an Investor controls, which is controlled by or which is under common control with such Investor; and

            (vii) persons to whom Judelson and HTV granted, prior to the date hereof, options for shares of the Company's common stock in an aggregate amount not to exceed 31,250 shares as to Judelson and 4,250 shares as to HTV, such amounts to be adjusted to reflect stock dividends, stock splits, mergers or changes in capitalization of Hemopure or the Company;

provided that in each instance specified in clauses (i) through (vii) above the transferee or pledgee shall agree to execute an agreement, in form and substance satisfactory to the Company, pursuant to which such transferee or pledgee agrees to be bound by and comply with the provisions of this Agreement. The provisions of this Section 4 shall not apply to any proposed sale of shares of Common Stock pursuant to a registration statement filed by the Company pursuant to the 1933 Act or to sales made pursuant to Rule 144 promulgated under the 1933 Act, provided that in the case of any such sale pursuant to Rule 144, such sale is made after the Company has affected a public offering of its Shares registered under the 1933 Act.

      Anything contained in this Section 4 to the contrary notwithstanding, the provisions hereof shall cease and be of no further force or effect upon a Public Offering as described in Section 6.3 of the Debenture Purchase Agreement.

      5. WAIVER BY CONVERTIBLE PREFERRED STOCKHOLDERS. Pursuant to Section 6(a)(i) of the Certificate of Stock Designation of the Company filed with the Office of the Secretary of State of Delaware on March 25, 1987, the Second Investors hereby consent to any issuance of the Company's capital stock so long as such issuance is approved by a majority of the members of the Company's Board of Directors.

      6. STOCK LEGEND. Certificates evidencing Securities subject to this Agreement shall bear an appropriate legend providing notice of the existence of the restrictions set forth herein.

      7. AMENDMENT; WAIVER. This Agreement may be amended or any provision of this Agreement may be waived with the written consent of the Company and Investors (which term, for purposes of this Section 7 shall include any successor, transferee or assignee of an Investor but not the Company) holding a majority of the aggregate number of Special Shares (as defined in Section 2 hereof) held by the Investors.

      8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

      9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      10. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors in title, assigns, heirs, executors, administrators and other legal representatives.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                   BIOPURE Corporation